Exhibit 99.2

CONTACTS:
MEDIA:	INVESTORS:
Marcey Zwiebel	Bryan Gill
(412) 762-4550	(412) 768-4143
media.relations@pnc.com	investor.relations@pnc.com

PNC ANNOUNCES PRICING OF OFFERING OF BLACKROCK STOCK
PITTSBURGH, May 12, 2020 – The PNC Financial Services Group, Inc. (NYSE:PNC) today announced that it has agreed to sell 28.75 million shares of BlackRock, Inc. (NYSE:BLK) common and preferred stock through a registered offering at a price of $420 per share. In addition, as previously announced, BlackRock will repurchase 2.65 million shares from PNC at a price of $414.96 per share.
In connection with the offering, the underwriters have been granted an option to purchase up to 2.88 million additional BlackRock shares at the price payable by the underwriters in the offering, exercisable within the next 30 days. If the option is fully exercised, the offering and repurchase will together result in the sale of PNC’s entire holding in BlackRock, excluding 500,000 BlackRock shares that PNC intends to contribute to the PNC Foundation by the end of the second quarter of 2020.
PNC currently holds 34.8 million common and Series B preferred BlackRock shares, which will convert into common stock automatically upon close of the sale, representing 22.4% ownership.
The PNC Financial Services Group, Inc. is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
BlackRock has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents BlackRock has filed with the SEC, including the preliminary prospectus supplement dated May 11, 2020, for more complete information about BlackRock and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement, when available, if you request them by contacting (i) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; (ii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146; or (iii) Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, New York, NY 10055 or by telephone at (888) 474-0200 or by email at ecm.prospectus@evercore.com.
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PNC Announces Pricing of Offering of BlackRock Stock – Page 2

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions and include, but are not limited to, statements regarding the outlook for our future business and financial performance. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent reports and registration statements filed from time to time with the SEC.  For more information regarding risks and uncertainties relating to BlackRock, you should review the risks described in the prospectus supplement and the accompanying prospectus relating to the offering and those incorporated by reference therein, including those risks described in BlackRock's Annual Report on Form 10-K for the year ended December 31, 2019, BlackRock's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent reports and registration statements filed from time to time with the SEC.
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